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                                                                   EXHIBIT 10.4



                       MARTHA STEWART LIVING OMNIMEDIA LLC

                          PHANTOM PERFORMANCE UNIT PLAN

ARTICLE I - GENERAL

1.01  PURPOSE

The purposes of the Martha Stewart Living Omnimedia LLC Phantom Performance Unit Plan (the "Plan") are to more closely align the interests of participants in the Plan ("Participants") with those of equity owners ("members") of Martha Stewart Living Omnimedia LLC ("MSLO") and to motivate Participants to achieve "over and above" performance in the future to result in enhanced MSLO profitability and value.

1.02  ADMINISTRATION

The Plan shall be administered collectively by the Board of Directors of MSLO or a committee thereof (hereinafter referred to as "the Board") and Martha Stewart.

1.03  ELIGIBILITY FOR PARTICIPATION

Eligible participants in the Plan include all employees with at least one year of service with MSLO as of the year end of the year preceding the award year, with an exception for officers of MSLO (i.e., EVP's, SVP's, VP's, and AVP's). Officers of MSLO may be immediately eligible upon their employment with MSLO to participate in the Plan at the discretion of Martha Stewart.

1.04  EFFECTIVE DATE OF THE PLAN

The Plan shall become effective on the date approved by the Board.


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ARTICLE II - PHANTOM PERFORMANCE UNITS

2.01  TYPES OF AWARDS UNDER PLAN

(a) Phantom Performance Units ("Units") represent a contingent right, pursuant to the terms of this Plan and the related grant letter, to receive (a) shares of MSLO common stock upon consummation of an initial public offering of such stock (an "IPO"), or (b) cash if an IPO does not occur before the fifth anniversary of the date as of which the Units were granted. This contingent right will become vested based on continued employment with MSLO, as provided in Section 2.04 below.

(b) The value of a Unit shall be determined based on achieving predetermined MSLO profit targets over the term of the Plan (see Section 2.05 below).

2.02  FREQUENCY OF PHANTOM PERFORMANCE UNIT AWARDS

(a) There will potentially be three awards of Units, with the first award year beginning January 1, 1998 ("Year 1"), the next award year beginning January 1, 1999 ("Year 2"), and the last award year beginning January 1, 2000 ("Year 3"). Notwithstanding the preceding sentence, no Units will be awarded following an IPO.

(b) Subject to the Change in Control provisions of Section 2.07 below, this plan will be terminated as of the earlier of the successful completion of an IPO, or December 31, 2004. Upon the occurrence of these events, prior grants will be treated as provided in this Plan.

2.03  NUMBER OF PHANTOM PERFORMANCE UNITS AWARDED

Year 1 awards will consist of approximately 10,000 Units awarded equally among all eligible employees. The number of Units , if any, awarded in Year 2 and Year 3 will be determined by the Board, based upon, among other considerations, corporate financial performance of MSLO.


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2.04  PHANTOM PERFORMANCE UNIT VESTING REQUIREMENTS

Subject to Sections 2.07, 2.08 and 2.09, in order for Units to vest, Participants must remain employed with MSLO through the earlier of (i) the completion of an IPO, and (ii) the fifth anniversary of the date as of which the relevant Units were awarded (the earlier to occur of (i) and (ii), the "Settlement Date"). Upon termination of service with MSLO prior to such time for reasons other than death, Retirement, or Disability, Units will lapse worthless. (See Section 2.08 for a discussion of termination due to the Death of a Participant. See Section 2.09 for a discussion of termination due to Retirement or Disability of a Participant.)

2.05  DETERMINING VALUE OF UNITS

The value of a Unit will be based on MSLO's Earnings Before Interest Taxes and Amortization (EBITA) (as defined in Section 3.09(a) below) as of the Settlement Date for such Unit. With respect to each award, the Board shall set forth the Unit values for all possible EBITA's of MSLO as of the Settlement Date for such Units. For Year 1 awards such values shall be determined pursuant to the following matrix:

-------------------------------------------------------------------------------
                  If MSLO's     Less        2x 1997      4x 1997    Equal to
                  EBITA         than 2x      EBITA       EBITA     or Greater
                  as of the     1997                                 Than 6x
                  Settlement    EBITA                              1997 EBITA
                  Date for
                  Year 1
                  Awards is:
-------------------------------------------------------------------------------
                  The Value        $0         $50         $100        $150
                  Per Year 1
                  Unit shall
                  be:
-------------------------------------------------------------------------------

Unit values for EBITA performances falling between 2x and 4x, and 4x and 6x, 1997 EBITA will be interpolated on a straight-line basis.

For Unit Values for Year 2 and Year 3 Awards, if any, see addendums to the Plan.


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Contingent values for any Units awarded in Year 2 and Year 3 will be determined at the beginning of each of these years by the Board, based upon, among other considerations, EBITA projections and other applicable factors. The Board's determination as to any matter relating to value will be binding on the Participant.

The Board shall be under no obligation to issue additional Units in any future period. In the event that MSLO disposes of a significant portion of its businesses, acquires a business or makes a significant investment which, in each case, results in a material change in the nature of MSLO's existing businesses, then the Board may, in its discretion, take such actions with respect to the Unit values as it determines appropriate in light of such transaction, including, without limitation, (i) adjusting the Unit values so that such values relate to the MSLO business as altered by such transaction; (ii) providing that Unit values shall be based on the EBITA of the MSLO businesses as they existed prior to the time of such transaction; or (iii) leaving Unit values unchanged and dependent on the EBITA of the entire MSLO business, as altered by the transaction.

2.06  SETTLEMENT OF PHANTOM PERFORMANCE UNITS

(a) The number of shares of MSLO common stock a Participant receives after the completion of an IPO is determined by the number of Units received upon award, multiplied by the value of each Unit as of the date of the IPO, divided by the initial offering price of a share of MSLO common stock in the IPO. A Participant will receive the shares of MSLO common stock due on account of such Participant's Units as soon as is practicable following the consummation of an IPO. At MSLO's discretion, cash may be paid in lieu of fractional shares.

(b) Alternatively, if an IPO does not occur prior to the fifth anniversary of the date upon which a Unit was awarded, such Unit will be settled in cash on or about the fifth anniversary of the date on which it was awarded. Settlement in cash is subject to any and all restrictions pursuant to indebtedness of MSLO, whether owed to financial institutions or other parties. In the event settlement in cash is restricted by such indebtedness, MSLO shall settle any such Units by delivering to the Participant a promissory note of MSLO bearing interest at a rate of 5% per annum, compounded annually, payable promptly when such restrictions are no longer applicable. The settlement amount will be determined by multiplying the number of Units received upon award by the value of each Unit.

(c) Subject to the provisions of Sections 2.07, 2.08 and 2.09, Participants will receive value for their Units only if the Participant is employed with MSLO on the Settlement Date for such Units.


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2.07  CHANGE IN CONTROL

Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control (as defined below) of MSLO, the Board shall value all outstanding Units as of the date immediately prior to such Change in Control, as though such date was the Settlement Date for such Units. Immediately prior to consummation of the Change in Control, Participants employed by MSLO as of such time shall receive the value for their Units determined pursuant to the preceding sentence. The Board, in its discretion, may determine to pay the value of the Units using cash or shares of MSLO common stock, or, if different from the foregoing, the form of consideration to be received by Members or shareholders, as the case may be, of MSLO in the Change of Control transaction. For purposes of this Plan, "Change in Control" shall mean (i) a sale of all or substantially all of the assets of MSLO to an entity not controlled by Martha Stewart and her affiliates (collectively, "Stewart"), or (ii) a merger, tender offer, exchange offer, recapitalization, spin-off or other extraordinary corporate transaction which results in Stewart beneficially owning or controlling (whether by proxy, shareholders agreement or similar arrangement) immediately following such transaction (a) less than 50% of the outstanding voting power of the entity resulting from such transaction and another person or entity becoming the beneficial owner of more than the percentage of the outstanding voting power beneficially owned or controlled by Stewart or (b) less than 30% of the outstanding voting power of the entity resulting from such transaction.

2.08  DEATH OF PARTICIPANT

Any Units of a Participant employed with MSLO on the date of such Participant's death shall not terminate as a result of such death and may be settled on the Settlement Date for such Units by the Participant's estate, or by a person who acquires the right to settle such Units by bequest or inheritance or by reason of the death of the Participant.

2.09  RETIREMENT OR DISABILITY OF PARTICIPANT

Upon termination of a Participant's employment by reason of retirement (pursuant to the retirement policies of MSLO in effect from time to time), or disability (as determined by the Board), the Participant's Units shall not terminate as a result of such retirement or disability and the Participant may settle any Units as of the Settlement Date for such Units.


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ARTICLE III - MISCELLANEOUS

3.01  NON-ASSIGNABILITY

No Unit shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of a Participant, such Participant's Units shall be settled only by such Participant or by such Participant's guardian or legal representative.

3.02  WITHHOLDING TAXES

Whenever MSLO is required by the Plan to issue or transfer securities or cash to a Participant in satisfaction of a Unit, MSLO shall have the right to require the recipient to remit to MSLO an amount sufficient to satisfy any Federal, State and/or Local withholding tax requirements prior to the delivery of such securities or cash. Alternatively, MSLO may issue or transfer such securities or cash net of the amount of such securities or cash sufficient to satisfy the withholding tax requirements.

3.03  RIGHT TO TERMINATE EMPLOYMENT

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of MSLO or effect any right which MSLO may have to terminate the employment of such Participant.

3.04  NON-UNIFORM DETERMINATIONS

The Board's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan.

3.05  RIGHTS AS A SHAREHOLDER

The recipient of any Units under the Plan shall have no rights as a member or shareholder with respect thereto unless and until shares of MSLO common stock are issued to her/him in settlement of such Units.


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3.06  LEAVES OF ABSENCE

The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Board shall be entitled to (i) determine whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, (ii) determine the impact, if any, of any such leave of absence, and (iii) reinstate an employee's Units which had previously been forfeited as a result of such employee's termination of employment with the Company, provided that such employee has re-commenced employment with the Company within six months of such employee's earlier termination (which power shall, until further action of the Board, be exercisable by Martha Stewart at her discretion).

3.07  NEWLY ELIGIBLE EMPLOYEES

The Board shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or performance period.

3.08  AMENDMENT OR TERMINATION OF THE PLAN

(a) The Board may, without receiving further consideration from the Participants, amend this Plan to comply with changes in tax, securities, exchange, or other rules, laws or regulations applicable to this Plan.

(b) The Board may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without the approval of the members of MSLO, the Board may not (i) extend the period during which an award may be granted, or (ii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided above in Section, 3.08(a), shall not, without the consent of a Participant, adversely affect his or her rights under an award previously granted to her or him.

3.09  DEFINITIONS

(a)   "EBITA" shall, as of a particular time, mean:

      (1) Net Income (Loss) of MSLO for the four fiscal quarters most recently ended as of such time (with respect to which such


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            figures are then available) as it would appear on its statement of income (loss) contained in its audited financial statements (if statements were prepared for such period), which shall reflect a reduction for all management and employee annual bonuses earned and accrued with respect to such period, prepared in accordance with U.S. generally accepted accounting principles (GAAP), consistently applied;

                  -    PLUS (MINUS)  -

      (2) Any PROVISION (BENEFIT) for income taxes deducted (added) in calculating such net income (loss);

                  -    PLUS (MINUS)  -

      (3) Any net interest expense (net interest income) deducted (added) in calculating such net income (loss). (Note: For purposes of this item, interest expense and interest income will be netted);

                  -    PLUS   -

      (4)   Amortization expenses deducted in calculating such net income
            (loss);

                  -  PLUS (MINUS)  -

      (5) Any UNUSUAL LOSSES (GAINS) DEDUCTED (ADDED) in calculating such net income (loss). (Unusual items are intended to include transactions considered outside the ordinary course of business, as determined by the Board. EBITA will be adjusted to eliminate the effects, if any, of such transactions, the intent being to calculate EBITA as if such transaction had not occurred);

                  -    PLUS (MINUS) -

      (6) Any COMPENSATION EXPENSE (INCOME) DEDUCTED (ADDED) in calculating such net income (loss) attributable to transactions involving Units of MSLO.

3.10  GOVERNING LAW

The Plan will be governed by and in accordance with the laws of the State of Delaware, without regards to its conflicts of laws and principles.


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                ADDENDUM #1 TO THE MSLO PHANTOM PERFORMANCE UNIT
                            PLAN: YEAR 2 AWARD VALUES

                                  VALUE MATRIX

The values for Units awarded as of January 1, 1999, shall be determined as follows:

-------------------------------------------------------------------------------
                  If MSLO's       Less       2.5x       4x 1997      Equal to
                  EBITA           than    1997 EBITA     EBITA       or Greater
                  as of the       2.5x                               Than 6x
                  Settlement      1997                               1997 EBITA
                  Date for        EBITA
                  Year 2
                  Awards is:
-------------------------------------------------------------------------------
                  The Value        $0         $60         $120        $180
                  Per Year 2
                  Unit shall
                  be:
-------------------------------------------------------------------------------

Per Unit values for EBITA performances falling between 2.5x and 4x 1997 EBITA will be interpolated on a straight-line basis. Per Unit values for EBITA performances falling between 4x and 6x 1997 EBITA will be interpolated on a straight-line basis.


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